                                                                   Exhibit 2.2


                                  AMENDMENT TO
                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

         AMENDMENT, dated as of October 4, 1999 (this "Amendment"), to the Amended and Restated Agreement and Plan of Merger, dated as of September 26, 1999, between MotivePower Industries, Inc., a Pennsylvania corporation ("MotivePower"), and Westinghouse Air Brake Company, a Delaware corporation ("WABCO").

                              W I T N E S S E T H:

                  WHEREAS, MotivePower and WABCO have entered into that certain Agreement and Plan of Merger, dated as of June 2, 1999, as amended as of July 19, 1999, and amended and restated as of September 26, 1999 (the "Agreement"), providing for the merger of MotivePower with and into WABCO; and

                  WHEREAS, MotivePower and WABCO desire to amend the Agreement in certain respects in accordance with Section 7.4 thereof.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto agree as follows:

                  1. The By-Laws contained in Exhibit 1.4(b) of the Agreement are hereby amended and restated in their entirety to read as set forth on Annex A hereto.

                  2. Section 2.22 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 2.22. Broker's Fees. Except as set forth in the WABCO Disclosure Letter and the engagement letter agreement between WABCO and Credit Suisse First Boston Corporation, a true and complete copy of which has previously been provided to MotivePower, neither WABCO nor any WABCO Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the WABCO Option Agreement."

                  3. Section 2.27 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 2.27. Pooling Letter. WABCO has received a letter from Arthur Andersen LLP dated on or about September 26, 1999 and addressed to WABCO, a copy of which has been delivered to MotivePower, in which Arthur Andersen LLP concurs with the WABCO management's conclusions that, as of September 26, 1999, no conditions exist related to WABCO that would preclude MotivePower from accounting for the Merger as a pooling of interests."

                  4. The last sentence of Section 3.17 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "The approximate aggregate amount of "parachute payments" related to the matters set forth in such Section 3.17 of the MotivePower Disclosure Letter, assuming the Closing occurs on November 1, 1999 and termination of all listed individuals without cause on such date, is set forth in such Section 3.17 of the MotivePower Disclosure Letter."

                  5. Section 3.28 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 3.28. Pooling Letter. MotivePower has received a draft of a letter (the "Draft Letter") from Deloitte & Touche LLP and addressed to MotivePower, a copy of which has been delivered to WABCO, in which Deloitte & Touche LLP concurs with the MotivePower management's conclusions that no conditions exist related to MotivePower that would preclude MotivePower from accounting for the Merger as a pooling of interests. MotivePower has also received a letter from Deloitte & Touche LLP dated on or about September 26, 1999 and addressed to MotivePower, a copy of which has been delivered to WABCO, whereby Deloitte & Touche LLP states, subject to certain conditions precedent, that it expects to be able to issue the Draft Letter at the Closing."

                  6. Sections 6.2(c)(iii), (iv) and (v) and Sections 6.3(c)(iii), (iv) and (v) of the Agreement are each hereby amended by deleting the following phrase from such Sections:

                  ", together with any associated MotivePower Rights,".

                  7. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

                  8. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and such counterparts together shall constitute one instrument.

                  IN WITNESS WHEREOF, MotivePower and WABCO have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                           MOTIVEPOWER INDUSTRIES, INC.


                                            By: /s/ John C. Pope
                                                -----------------------------
                                            Name:   John C. Pope
                                            Title:  Chairman of the Board



                                            WESTINGHOUSE AIR BRAKE COMPANY


                                            By: /s/ William E. Kassling
                                               -----------------------------
                                            Name:   William E. Kassling
                                            Title:  Chief Executive Officer

                                                                       ANNEX A

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                         WESTINGHOUSE AIR BRAKE COMPANY
                     (hereinafter called the "Corporation")
                   (Adopted effective ____________ ___, 1999)

                                    ARTICLE I
                                     OFFICES
         Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. The annual meeting of stockholders (the "Annual Meeting of Stockholders") shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting Directors shall be elected in accordance with the provisions of that certain Amended and Restated Stockholders Agreement dated as of March 4, 1997 (the "Amended and Restated Stockholders Agreement") among the Corporation, Vestar Equity Partners, L.P., a Delaware limited partnership ("Vestar"), Harvard Private Capital Holdings, Inc., a Massachusetts Corporation ("Harvard") and American Industrial Partners Capital Fund II, L.P., a Delaware limited partnership ("AIP") (for as long as the Stockholders Agreement shall be in effect), these By-Laws and applicable law and such other business as may properly be brought before the meeting shall be transacted. Written notice of the Annual Meeting of Stockholders stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 3. Special Meetings. Unless otherwise prescribed by law, special meetings of stockholders ("Special Meetings of Stockholders"), for any purpose or purposes, may be called by (i) the Chairman, if there be one, (ii) the Chief Executive Officer (iii) Directors constituting not less than half of the members of the Board of Directors then in office or (iv) stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, in each case by delivering a written request to the Secretary. Such request shall state the purpose or purposes of the proposed meeting. At any time, upon the written request of any person or persons who have duly called a Special Meeting of Stockholders, it shall be the duty of the Secretary to fix the date of the Meeting, to be held not more than 75 days after the receipt of the request, and to give due notice thereof. Special Meetings of Stockholders shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and as set forth in the notice of the Meeting. Written notice of a Special Meeting of Stockholders stating the place, date and hour of the Meeting and the purpose or purposes for which the Meeting is called shall be given not less than ten nor more than sixty days before the date of the Meeting to each stockholder entitled to vote at such Meeting.

         Section 4. Quorum. Except as otherwise provided by law or by the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

         Section 5. Voting. Unless otherwise required by law, the Certificate of Incorporation, these By-Laws or any Certificate of Designation with respect to any preferred stock of the Corporation ("Preferred Stock"), any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

         Section 6. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such written consent is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

         Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 9.  Notice of Stockholder Business .

                  (a)  Annual Meetings of Stockholders.

                      (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (including by a Committee appointed by the Board of Directors), or (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (including by a Committee appointed by the Board of Directors). Nominations of persons for election to the Board of Directors of the corporation shall exclusively be made pursuant to Sections 1(b) and 8 of Article III hereof.

                      (2) For business to be properly brought before an annual meeting by a stockholder pursuant to paragraph (a)(1) of this Section 9, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year's proxy statement for the annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to any business that the stockholder properly proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (b) a representation that the stockholder intends to appear in person or by proxy at the meeting to raise the proposal specified in the notice; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting.

                  (c)  General.

                      (1) Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this
Section 9 and, if any proposed business is not in compliance with this Section 9, to declare that such defective proposal shall be disregarded.

                      (2) For purposes of this Section 9, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act").

                      (3) Notwithstanding the foregoing provisions of this
Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors under specified circumstances.

                                   ARTICLE III

                                    Directors

         Section 1.  Number and Election of Directors.

         (a) Subject to paragraphs (b) through (h) of this Section 1 of Article III, the Board of Directors of the Corporation (the "Board") shall consist of such number of persons as is determined from time to time by the affirmative vote of a majority of the Directors then in office.

         (b) The Board shall maintain a Nominating Committee, which Nominating Committee shall nominate persons to be elected to the Board as set forth in this Agreement. Subject to paragraph (h) of this Section 1 of Article III, the Chairman of the Board shall have exclusive authority to select the members of the Board who will serve on the Nominating Committee. At any time that a new Director is elected pursuant to the terms of this Agreement, the remaining Directors then in office shall have an obligation to ratify and approve such elections.

         (c) The Nominating Committee shall nominate persons for election to the Board so that the Board shall be comprised of the following: (i) the Chief Executive Officer of WABCO; (ii) another executive officer of WABCO; (iii) at least three individuals who are not employees of WABCO or any of its subsidiaries; (iv) one individual designated by Vestar Equity Partners, L.P. ("Vestar") (the "Vestar Director") (so long as Vestar and its partners, and Vestar Capital Partners, Inc. ("Vestar Capital") and its stockholders and officers, and their respective Affiliates (defined below) collectively and beneficially own at least 50% of the shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock") beneficially owned by Vestar and Vestar Capital immediately after the closing of the purchase by Vestar, Harvard, AIP and certain members of the Corporation's management of 6 million shares of Common Stock owned by Scandinavian Incentive Holdings, B.V. ("SIH") and the concurrent redemption by the Corporation of 4 million shares of Common Stock owned by SIH (such purchase and redemption being together referred to as the "SIH Purchase"); (v) one individual designated by William E. Kassling (so long as Mr. Kassling and members of his immediate family and their Affiliates collectively and beneficially own at least 50% of the shares of Common Stock beneficially owned by Mr. Kassling immediately after the closing of the SIH Repurchase); (vi) one individual designated by Harvard ("Harvard") (the "Harvard Director") (so long as Harvard and its stockholders and officers and their respective Affiliates collectively and beneficially own at least 50% of the shares of Common Stock beneficially owned by Harvard immediately after the closing of the SIH Repurchase); and (vii) Emilio A. Fernandez (so long as (x) Mr. Fernandez is able and willing to serve and (y) Mr. Fernandez and his immediate family and their Affiliates (the "Fernandez Group") collectively and beneficially own at least 50% of the shares of Common Stock delivered by the Corporation pursuant to that certain Asset Purchase Agreement dated as of January 23, 1995 by and among the Corporation, Pulse Acquisition Corporation, Pulse Electronics, Incorporated and Pulse Embedded Computer Systems, Inc. (the "Pulse Shares"). So long as Mr. Fernandez meets the qualifications set forth in the foregoing clause (vii), the Chairman of the Board shall direct the Nominating Committee to nominate Mr. Fernandez as a member of the Board of Directors.

         (d) If requested by the Corporation in order to comply with paragraph
(c) above, Vestar, Mr. Kassling and/or Harvard shall cause its designee for Director to resign effective at such time as Vestar, Mr. Kassling or Harvard, as the case may be, no longer has the ability to designate a Director pursuant to paragraph (c) above, and Mr. Fernandez shall resign effective at such time as the Fernandez Group no longer beneficially owns at least 50% of the Pulse Shares.

         (e) Vestar, Harvard and Mr. Kassling may, at any time during which their respective rights to designate Directors are applicable, cause the removal of any Director designated by it or him and designate a new individual or individuals to serve as Director or Directors by prior written notice to the Nominating Committee, which shall promptly nominate such individual(s) for election to the Board. Except with respect to Mr. Fernandez, in the event of a vacancy on the Board of Directors caused by the death, resignation or removal of a Director prior to the fulfillment of his term, the party or other person or entity originally designating such Director shall, so long as its right to designate such Director is applicable, designate an individual to serve as a successor Director and shall promptly notify the Nominating Committee of such action in writing, and the Nominating Committee shall promptly nominate such individual for election to the Board. The death, resignation or removal of Mr. Fernandez as a director shall terminate his right to serve on the Board of Directors, and the Fernandez Group shall have no right to designate a successor to fill any vacancy caused by such death, resignation or removal.

         (f) Any person designated by Vestar, Harvard, Mr. Kassling or, in the case of Mr. Fernandez, the Chairman of the Board, as provided for herein shall be nominated by the Nominating Committee to be elected to the Board at the stockholders' meeting, or by the Directors already elected to the Board, as the case may be, voting in conformity with such nomination. In furtherance thereof, each of the Voting Trust (the "Voting Trust") created under the Second Amended WABCO Voting Trust/Disposition Agreement, dated as of December 13, 1995, Vestar, Harvard, Vestar Capital, AIP, Mr. Kassling and Mr. Fernandez shall vote all of the shares of Common Stock and any other voting securities of the Corporation from time to time held by it or him in favor of, and each of the Voting Trust, Harvard, Vestar Capital, AIP, Mr. Kassling and Mr. Fernandez shall cause any shares of Common Stock or other voting securities of the Corporation as to which it or he from time to time has the right to direct the vote to be voted in favor of, and to take any other appropriate steps to cause, the election to the Board of individuals designated by Vestar, Harvard, and/or Mr. Kassling and, in the case of Mr. Fernandez, the Chairman of the Board, and nominated by the Nominating Committee; provided, that Mr. Kassling shall not be deemed to control any shares of Common Stock held by the Westinghouse Air Brake Company Employee Stock Ownership Plan or Westinghouse Air Brake Company Employee Stock Ownership Trust for purposes of this Section 1 of Article III.

         (g) Each director elected in accordance with the foregoing paragraphs
(b) through (f) shall be elected to one of three classes. The term of office of those directors of the first class shall expire at the annual meeting next ensuing; of the second class one year thereafter; and of the third class two years thereafter. Beginning at the annual meeting next ensuing, directors shall be elected for three-year terms of office. In all such cases, a director's term of office shall continue until his successor is duly elected and qualified or until his earlier resignation or removal.

         (h) Each committee of the Board shall include either the Vestar Director or the Harvard Director (as determined by Harvard and Vestar) as one of its members.

         (i) As used in this Section 1, "Affiliate" means any entity which is now, or hereinafter becomes controlled by, or in control of, or in common control with, another entity. "Control" means more than 50% of the ownership interest or voting rights of any entity, directly or indirectly.

         (j) So long as the Amended and Restated Stockholders Agreement dated as of March 4, 1997 by and among the Voting Trust, Vestar, Harvard, AIP and the Corporation remains in effect, the provision of this Section 1 of this Article III and of Sections 1 and 2 of Article IV shall not be amended, supplemented or repealed unless the corresponding provisions of the Stockholders Agreement are similarly amended, supplemented or repealed in accordance with the procedures set forth in the Stockholders Agreement.

         Section 2.  Duties and Powers.

         (a) The Board of Directors shall have full power to control, manage and direct the business of WABCO and to take such actions as may be necessary to further the purposes of WABCO.

         (b) The management of the business of the Corporation shall be the responsibility of a Chief Executive Officer, to be appointed by the Board of Directors. William E. Kassling shall continue to be the Chief Executive Officer of the Corporation and he shall continue to serve as Chief Executive Officer until replaced by the Board of Directors in accordance with the provisions of any employment agreement then in force between the Corporation and Mr. Kassling. The Chief Executive Officer of the Corporation, shall, subject to subsection (a) above, be entitled to make all decisions regarding the ordinary course of business operation of the Corporation according to good business practice.

         (c) All of the Directors shall have one vote each.

         Section 3.  Meetings.

         (a) Regular meetings of the Board of Directors shall be held in Wilmerding, Pennsylvania, or at such other place as may be determined from time to time by the Board of Directors. Regular meetings of the Board of Directors shall be held no less frequently than quarterly and at such times as may be determined by the Board of Directors. Any business that properly may be transacted by the Board of Directors may be transacted at any regular meeting thereof.

         (b) Special meetings of the Board of Directors may be called any time by the Chairman of the Board, the Chief Executive Officer or by a majority of the Directors then in office. Any such person or persons desiring to call a special meeting or to have a matter placed on the agenda for a special meeting shall so notify the other members of the Board of Directors and the Chief Executive Officer in writing at least three (3) days before the date such meeting is called for. Such notifications shall be accompanied by such supplemental and explanatory information as may be necessary or appropriate in the circumstances. Notice of a special meeting stating the date, time, place and purpose thereof shall be furnished by the Chief Executive Officer or the Secretary in writing to each member of the Board of Directors not later than twenty-four (24) hours before the date of such meeting. Notice of a special meeting need not be given to any Director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Only matters placed on the agenda pursuant to this subsection (b) may be considered at a special meeting unless the members of the Board of Directors unanimously agree otherwise.

         Section 4. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation, these By-Laws or any Certificate of Designation with respect to Preferred Stock, at all meetings of the Board of Directors, a majority of the Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

         Section 5. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 6. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 6 shall constitute presence in person at such meeting. The Chief Executive Officer or the Secretary shall provide to the Directors, within a reasonable time, written minutes of each meeting.

         Section 7. Committees. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

         Section 8. Nominating Committee. In addition to any other committees of the Board established pursuant to Section 7 of this Article III, the Board shall at all times have a Nominating Committee consisting of such number of directors as shall be designated by the Chairman of the Board from time to time. The Chairman of the Board shall have exclusive authority to select the members of the Board who will serve on the Nominating Committee. The Nominating Committee shall have exclusive authority to nominate persons to be elected to the Board. Subject to the provisions of Section 1 of Article III of these By-Laws, the Nominating Committee shall review the size and composition of the Board and make nominations with respect to the persons to be elected as directors.

         Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director or such other compensation (including without limitation the grant of stock options) as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason. or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders ; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. General. (a) The officers of the Corporation shall be the Chief Executive Officer, the President, a Secretary and a Treasurer, and may include a Chairman of the Board and one or more Vice-Chairmen of the Board or Vice Presidents as the Board of Directors may from time to time determine. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation or, except in the case of the Chairman or Vice Chairman of the Board of Directors, need such officers be directors of the Corporation.

         Section 2. Election. The Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

         Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

         Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. During the absence or disability of the Chief Executive Officer, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the Chief Executive Officer. The Chairman and any Vice Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to them by these By-Laws or by the Board of Directors.

         Section 5. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board of Directors and each Vice Chairman, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

         Section 6. President. The President shall, subject to the control of the Board of Directors, be the chief operating officer of the Corporation and, in such capacity shall be responsible for the day-to-day business operations of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

         Section 7. Vice Presidents. At the request of the President or Chief Executive Officer or in their absence or in the event of their inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President or Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President or Chief Executive Officer. Each Vice President shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President may from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or Chief Executive Officer or in the event of the inability or refusal of the President or Chief Executive Officer to act, shall perform the duties of the President or Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President or Chief Executive Officer.

         Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meeting of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed as the case may be.

         Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 10. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

         Section 11. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                    ARTICLE V

                                      STOCK

         Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

         Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

         Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;

provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI

                                     NOTICES

         Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.
Written notice may also be given personally or by telegram, telex or cable.

         Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

         Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 3. Fiscal Year. The fiscal year of the Corporation shall be January 1 to December 31.

         Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this
Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), payments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was lawful. The termination of any action, suit or proceeding by payment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

         Section 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director or officer. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

         Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the presence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 or 2 of this Article VIII . The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this
Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

         Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it can ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

         Section 7. Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not entitled in Sections 1 and 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

         Section 8. Insurance. The Corporation may purchase or maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the right or obligation to indemnify him against such liability under the provisions of this Article VIII.

         Section 9. Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in connection to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed by consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this
Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the

Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

         Section 10. Survival of Indemnification an Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators or such a person.

         Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

         Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article VIII to directors and officers of the Corporation.

                                   ARTICLE IX

                                   AMENDMENTS

         Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders at any annual or special meeting or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the Board of Directors then in office. Notwithstanding the foregoing, Article VIII hereof shall not be altered, amended or repealed in whole or in part, unless such alteration, amendment or repeal is approved by the stockholders of the Corporation pursuant to a vote which would be sufficient to adopt an amendment to the Certificate of Incorporation of the Corporation.